Black Hills Corporation Completes
Las Vegas Power Plant Contract Termination

RAPID CITY, SD—September 22, 2003—Black Hills Corporation (NYSE: BKH), today announced the completion of a transaction terminating a fifteen year contract with Allegheny Energy Supply Company, LLC, a subsidiary of Allegheny Energy, Inc. (NYSE:AYE) for capacity and energy at Black Hills’ Las Vegas Cogeneration II power plant.

        The Company received a cash payment of $114 million under the termination agreement, which alleviates the Company’s credit exposure to Allegheny at this facility. Proceeds will be used to reduce debt and for other corporate purposes. In recognition of lower expected cash flows from the Las Vegas power plant following the contract termination, the Company determined that an impairment of assets would be recognized in the third quarter. Third quarter 2003 financial results will record an after-tax net loss of approximately $2.6 million, or $0.08 per share, due to the accounting treatment of this transaction.

        Due to many factors affecting future earnings performance, including the potential impact of changes in the contract status of the Las Vegas plant, the pending sale of hydroelectric power plants in upstate New York, and a reduction in anticipated capital deployment in 2003, and in combination with the expected growth in our other businesses, the Company currently expects earnings from continuing operations in 2004 to be comparable to 2003 recurring results.

        The Company’s commitment to a strong balance sheet, sufficient liquidity, and an appropriate debt structure has been demonstrated by the 2003 equity and debt offerings and the pending sale of non-strategic assets. These capital activities establish the strong financial foundation for further pursuit of opportunities for prudent earnings growth and steady dividend growth. Our long-term growth objective is expected to be achieved through investments in new projects and the expansion of existing operations.

      ABOUT BLACK HILLS CORPORATION

        Black Hills Corporation is a diverse energy and communications company. Black Hills Energy, our wholesale energy unit, generates electricity, produces natural gas, oil and coal and markets energy; Black Hills Power is our electric utility serving western South Dakota, northeastern Wyoming and southeastern Montana; and Black Hills FiberCom, our broadband communications company, offers bundled telephone, high speed Internet and cable entertainment services.

      CAUTION REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements in this release include “forward-looking statements” as defined by the Securities and Exchange Commission, or SEC. Black Hills Corporation makes these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that Black Hills expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are based on assumptions, which Black Hills believes are reasonable based on current expectations and projections about future events and industry conditions and trends affecting Black Hills’ business. However, whether actual results and developments will conform to Black Hills’ expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including, among other things: (1) unanticipated developments in the western power markets, including unanticipated governmental intervention, deterioration in the financial condition of counterparties, default on amounts due from counterparties, adverse changes in current or future litigation, adverse changes in the tariffs of the California Independent System Operator, market disruption and adverse changes in energy and commodity supply, volume and pricing and interest rates; (2) prevailing governmental policies and regulatory actions with respect to allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power and other capital investments, and present or prospective wholesale and retail competition; (3) the State of California’s efforts to reform its long-term power purchase contracts; (4) impact of environmental and safety laws; (5) weather conditions; (6) competition; (7) pricing and transportation of commodities; (8) market demand, including structural market changes; (9) unanticipated changes in operating expenses or capital expenditures; (10) capital market conditions; (11) legal and administrative proceedings that influence Black Hills’ business and profitability; (12) the effects on Black Hills’ business of terrorist actions or responses to such actions; (13) the effects on Black Hills’ business resulting from the financial difficulties of Enron and other energy companies, including their effects on liquidity in the trading and power industry, and Black Hills’ ability to access the capital markets on the same favorable terms as in the past; (14) the effects on Black Hills’ business in connection with a lowering of Black Hills’ credit rating (or actions Black Hills may take in response to changing credit ratings criteria), including, increased collateral requirements to execute Black Hills’ business plan, demands for increased collateral by Black Hills’ current counter-parties, refusal by Black Hills’ current or potential counterparties or customers to enter into transactions with Black Hills and Black Hills’ inability to obtain credit or capital in amounts or on terms favorable to Black Hills; and (15) other factors discussed from time to time in Black Hills’ filings with the SEC.